                                                                    EXHIBIT 99.1

                          [GOLDEN STAR RESOURCES LTD.]

--------------------------------------------------------------------------------
TSE: GSC                          NEWS RELEASE                         AMEX: GSS
--------------------------------------------------------------------------------

                GOLDEN STAR ANNOUNCES BOUGHT DEAL OVER-SUBSCRIBED

                       DENVER, COLORADO - FEBRUARY 6, 2003

Golden Star Resources Ltd. (GSC:TSX, GSS:AMEX) announced today that the bought deal announced on January 30, 2003, has been over-subscribed and that Canaccord Capital Corporation and BMO Nesbitt Burns Inc. have exercised their option to purchase an additional 3,600,000 units at Cdn$3.00 per unit. The total offering is therefore 17,000,000 units for gross proceeds to Golden Star of Cdn$51.0 million. Each unit will consist of one common share and one-half of one warrant to purchase a common share. Each whole warrant shall be exercisable for a period of 48 months from its date of issue and shall entitle the holder to purchase one common share for Cdn$4.60 per share.

The offering is being underwritten in Canada by Canaccord Capital Corporation and BMO Nesbitt Burns Inc. and is being offered on an agency basis in the United States by Canaccord Capital Corporation (USA) Inc. and BMO Nesbitt Burns Corp. Any units sold on an agency basis in the United States will reduce by an equal amount the underwriting commitment of the Canadian underwriters. The closing is expected to take place on February 14, 2003.

A preliminary short form prospectus with respect to the units to be offered in Canada was filed with the applicable Canadian securities regulatory authorities on February 3, 2003. A preliminary prospectus supplement with respect to the proposed offering in the United States was filed with the US Securities and Exchange Commission on February 3, 2003.

This news release does not constitute an offer to sell or a solicitation of an offer to buy the securities described herein in any jurisdiction. The offering may be made in Canada only by means of a prospectus. The offering may be made in the United States only by means of a prospectus and related prospectus supplement.

The Company also announced that it today paid the International Finance Corporation and the syndicate of banks from which the Company acquired the Bogoso gold mine in Ghana in 1999, the amount of $4.0 million. This amount was for the settlement of a $2.0 million reserve acquisition payment and for the early settlement of a $5.0 million contingent payment, which would have been required a year after the commencement of ore treatment from a future sulfide project at Bogoso.

Golden Star holds a 90% equity interest in the Bogoso/Prestea open-pit gold mine in Ghana, a 54% managing equity interest in the currently inactive Prestea underground mine in Ghana, and a 90% equity interest in the Wassa gold project, also in Ghana. In addition, the Company has other gold exploration interests in the Guiana Shield in South America as well as elsewhere in West Africa. Golden Star currently has approximately 88 million common shares outstanding




--------------------------------------------------------------------------------
Golden Star Resources Ltd.                        News Release 03-04 Page 1 of 2
and is listed on the Toronto Stock Exchange under the symbol "GSC" and on the American Stock Exchange under the symbol "GSS".

Statements in this press release, other than statements of historical information, are forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that forward-looking statements are inherently uncertain. Actual performance and results may differ materially from that projected or suggested due to certain risks and uncertainties including, without limitation, risks associated with the completion of the anticipated financing transaction. For a discussion of other risk factors, please refer to Golden Star's Form 10-K for the fiscal year ended December 31, 2001 and other Securities and Exchange Commission filings. There can be no assurance that future developments affecting the Company will be those anticipated by management. The Company disclaims any obligation to update or revise any of the forward- looking statements that are in this news release.

For further information, please contact:
GOLDEN STAR RESOURCES LTD.                           +1 800 553 8436
Peter Bradford, President and CEO                    +1 303 894 4613
Allan Marter, Chief Financial Officer                +1 303 894 4631





--------------------------------------------------------------------------------
Golden Star Resources Ltd.                        News Release 03-04 Page 2 of 2